APPENDIX "A"

               2005 INCENTIVE AND NON-QUALIFIED STOCK OPTION PLAN
                                       OF
                     AMERICAN PHYSICIANS SERVICE GROUP, INC.
                               A Texas Corporation



                               I. Purpose of Plan

     The purpose of this 2005 Incentive and Non-Qualified Stock Option Plan (this "Plan") is to strengthen American Physicians Service Group, Inc. a Texas corporation (the "Corporation"), and its subsidiaries, by providing stock options as a means to attract, retain and motivate corporate personnel.

                               II. Administration

     This Plan shall be administered by an administrative body (the "Committee") designated by the Board of Directors of the Corporation (the "Board"). The Board may designate itself as the Committee or appoint two or more "Non-Employee Directors" to a committee which shall serve as the Committee. For purposes of this Plan, "Non-Employee Director" will mean a director who meets the definition of "non-employee director" under Rule 16b-3 under the Securities Exchange Act of 1934 (as amended, the "1934 Act"), and who qualifies as an "outside director" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), and to the extent applicable, meets the requirements for an independent director, pursuant to the rules of any securities exchange on which the stock is listed, or if the stock is not listed, the rules of the National Association of Securities Dealers, Inc. ("NASD"), if applicable. The Committee shall have the sole authority to select the persons entitled to receive Options (as defined below) from among those eligible hereunder (the "Optionees") and to establish the number of shares that may be issued under each Option to such persons; provided, however, that, notwithstanding any provision in this Plan to the contrary, the maximum number of shares of common stock, $.10 par value per share of the Corporation (the "Common Stock"), that may be subject to Options granted under the Plan to an individual Optionee during any calendar year may not exceed 150,000 (subject to adjustment in the same manner as provided in Article VIII hereof to prevent dilution.) The limitation set forth in the preceding sentence shall be applied in a manner which will permit compensation generated under the Plan to constitute "performance-based" compensation for purposes of Section 162(m) of the Code, including, without limitation, counting against such maximum number of shares, to the extent required under Section 162(m) of the Code and applicable interpretive authority thereunder, any shares subject to Options that are canceled or repriced.

     All determinations, interpretations and constructions made by the Committee in good faith will not be subject to review by any person and will be final, binding and conclusive on all persons. Members of the Committee and any officer or employee of the Corporation acting at the direction of, or on behalf of, the Committee will not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and will, to the extent permitted by law, be fully indemnified by the Corporation with respect to any such action or determination.


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                             III. Grant of Options

     The Corporation is authorized to grant incentive stock options ("Incentive Stock Options") as defined in section 422 of the Code and options that are not intended to be Incentive Stock Options (hereafter "Non-Qualified Stock Options" and, together with Incentive Stock Options, the "Options"). Any Option granted under this Plan shall be granted within 10 years from the date this Plan is adopted, or the date this Plan is approved by the shareholders pursuant to
Article X, whichever is earlier. No Option granted under this Plan shall be exercisable by its terms after the expiration of 10 years from the grant of the Option. Options may be granted only to individuals (a) who are employees (including officers and directors who are also employees) of the Corporation or any parent or subsidiary corporation (as defined in section 424 of the Code) of the Corporation, (b) who are non-employee directors of the Corporation at the time the Option is granted and who may be granted Options hereunder in compliance with Rule 16b-3, or (c) consultants and advisors of the Corporation or any parent or subsidiary corporation of the Corporation who render bona fide services to the Corporation or any parent or subsidiary corporation of the Corporation; provided that such services must not be in connection with the offer or sale of securities in a capital-raising transaction. Options may be granted to the same individual on more than one occasion.

     Incentive Stock Options may not be granted to persons who own stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Corporation, or of its parent or subsidiary, if any, within the meaning of section 422(b)(6) of the Code, unless (i) at the time such Option is granted the option exercise price is at least 110% of the fair market value of the Common Stock subject to such Option and (ii) such Option by its terms is not exercisable after the expiration of five years from the date of the grant.

     To the extent that the aggregate fair market value of Common Stock (as determined in good faith by the Committee at the time the Incentive Stock Option is granted), with respect to which Incentive Stock Options are exercisable for the first time by an individual during any calendar year (under all incentive stock option plans of the Corporation and any parent or subsidiary corporation) exceeds $100,000, such excess Incentive Stock Options shall be treated as Non-Qualified Stock Options. The Committee shall determine, in accordance with applicable provisions of the Code, Treasury Regulations and other administrative pronouncements, which of an Optionee's Incentive Stock Options will not constitute Incentive Stock Options because of such limitation and shall notify the Optionee of such determination as soon as practicable after such determination.

                           IV. Stock Subject to Plan

     The aggregate number of shares of Common Stock that may be issued pursuant to Options granted under this Plan shall not exceed 350,000 shares of Common Stock (subject to adjustment as provided in Article VIII). Such shares may consist of authorized but unissued shares of Common Stock or previously issued shares of Common stock reacquired by the Corporation. Any of such shares which remain unissued and which are not subject to outstanding Options at the termination of this Plan shall cease to be subject to this Plan, but, until termination of this Plan, the Corporation shall at all times make available a sufficient number of shares to meet the requirements of this Plan. Should any



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Option  hereunder  expire or terminate prior to its exercise in full, the shares of Common Stock theretofore subject to such Option may again be subject to an Option granted under this Plan to the extent permitted under Rule 16b-3. The aggregate number of shares which may be issued under this Plan shall be subject to adjustment as provided in Article VIII hereof. Exercise of an Option in any manner pursuant to the terms of this Plan and the related Option Agreement shall result in a decrease in the number of shares of Common Stock which may thereafter be available, for purposes of the Plan, by the number of shares as to which the Option is exercised. Separate stock certificates shall be issued by the Corporation for those shares acquired pursuant to the exercise of an Incentive Stock Option and for those shares acquired pursuant to the exercise of any Non-Qualified Stock Options.

                              V. Option Agreements

     Each Option shall be evidenced by a written agreement between the Corporation and the Optionee ("Option Agreement") which shall contain such terms and conditions as the Committee deems necessary, including, without limitation, terms and conditions relating to the termination of Options. The terms and conditions of the respective Option Agreements need not be identical.

                   VI. Option Price; Payment of Option Price

     The purchase price for a share of Common Stock subject to an Incentive Stock Option granted pursuant to this Plan shall not be less than the fair market value of the Common Stock subject to such Incentive Stock Option on the date such Option is granted. The purchase price for a share of the Common Stock subject to a Non-Qualifying Stock Option granted pursuant to this Plan shall be not less than 100% of the fair market value of the Common Stock subject to such Non-Qualifying Stock Option on the date such Option is granted.

     For all purposes under the Plan, the fair market value of a share of Common Stock on a particular date shall be equal to the closing price per share of the Common Stock (i) reported by the National Market System of NASDAQ on that date or (ii) if the Common Stock is listed on a national stock exchange, reported on the stock exchange composite tape on that date. If the Common Stock is traded over the counter at the time a determination of its fair market value is required to be made hereunder, its fair market value shall be deemed to be equal to the average between the reported high and low or closing bid and ask prices of the Common Stock on the most recent date on which the Common Stock was publicly traded. In the event the Common Stock is not publicly traded at the time a determination of its value is required to be made hereunder, the determination of its fair market value shall be made in good faith by the Committee in such manner as it deems appropriate.

     Notwithstanding the foregoing, an Incentive Stock Option or a Non-Qualifying Stock Option may be granted with an exercise price less than 100% of fair market value if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

     The exercise price of an Option shall be paid in one of the following forms (or any combination thereof): (a) cash or (b) the transfer to the Company of already-owned shares of Common Stock; provided, however that the Committee may



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determine that the exercise price be paid only in cash. In addition, Options may be exercised through such "cashless exercise" procedures that are, from time to time, deemed acceptable by the Committee and not in violation of applicable law. Any shares of Common Stock transferred to the Company as payment of the exercise price (including shares of Common Stock underlying the Option to be exercised and being used to pay the exercise price therefor pursuant to a cashless exercise) shall be valued at their fair market value on the trading day preceding the date of exercise of such Option.

                          VII. Options Nontransferable

     Incentive Stock Options and all rights granted thereunder shall not be transferable other than by will or the laws of descent and distribution. Non-Qualified Stock Options and all rights granted thereunder shall not be transferable other than by will or the laws of descent and distribution, or upon the express prior written consent of the Committee in each instance so long as such transfer is to a "family member" as defined under General Instruction A(1)(a)(5) to the Registration Statement on Form S-8. All Incentive Stock Options shall be exercisable during the Optionee's lifetime, only by the Optionee or the Optionee's guardian or legal representative.

                    VIII. Recapitalization or Reorganization

     In the event of a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, an appropriate and proportionate adjustment shall be made to the maximum number of shares of Common Stock available for issuance pursuant to Options granted pursuant to this Plan, as set forth in Article IV hereof, and the maximum number of shares of Common Stock subject to Options granted to a person during any calendar year, as set forth in Article II hereof. A corresponding change shall be made to the number and kind of shares, and the exercise price per share, of unexercised Options.

             IX. Change in Control and Other Corporate Transactions

     In the event of a Change in Control, dissolution or liquidation of the Corporation, or any corporate separation or division, including, but not limited to, a split-up, a split-off or a spin-off, or a sale of substantially all of the assets of the Corporation (collectively, a "Corporate Transaction"), then the Corporation, to the extent permitted by applicable law, but otherwise in the sole discretion of the Committee, may provide for: (i) the continuation of outstanding Options by the Corporation (if the Corporation is the surviving entity); (ii) the assumption of the Plan and such outstanding Options by the surviving entity or its parent; (iii) the substitution by the surviving entity or its parent of Options with substantially the same terms (including Options to acquire the same consideration paid to the shareholders in the transaction described in this Article IX) for such outstanding Options and, if appropriate, subject to the equitable adjustment provisions of Article VIII hereof; (iv) the cancellation of such outstanding Options in consideration for a payment equal in value to the difference between the fair market value and the exercise price for all shares of Common Stock subject to exercise (i.e., to the extent vested) under any outstanding Option; or (v) the cancellation of such outstanding Options without payment of any consideration. Any such payment may be paid in cash or such other consideration payable to the holders of outstanding shares of Common Stock of the Corporation in connection with such Corporate Transaction. If vested Options would be canceled without consideration, the Option holder shall have the right, exercisable during the later of the ten-day period ending



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on the fifth  day  prior to such  Corporate  Transaction  or ten days  after the
Committee provides the grant holder a notice of cancellation, to exercise such Options in whole or in part without regard to any installment exercise provisions in the Option Agreement. In addition, the Committee, in its discretion, may provide for acceleration of unvested Options in connection with any of the alternatives described above.

         A "Change in Control" shall mean the occurrence of any of the following:

(a) The "acquisition" by any "Person" (as the term person is used for purposes of Section 13(d) or 14(d) of the 1934 Act) of "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of any securities of the Corporation which generally entitles the holder thereof to vote for the election of directors of the Corporation (the "Voting Securities") which, when added to the Voting Securities then "Beneficially Owned" by such Person, would result in such Person either "Beneficially Owning" fifty percent (50%) or more of the combined voting power of the Corporation's then outstanding Voting Securities or having the ability to elect fifty percent (50%) or more of the Corporation's directors; or

(b) The consummation of a merger, consolidation or reorganization involving the Corporation (a "Business Combination"), unless the stockholders of the Corporation, immediately before the Business Combination, own, directly or indirectly immediately following the Business Combination, at least fifty percent (50%) of the combined voting power of the outstanding voting securities of the corporation resulting from the Business Combination in substantially the same proportion as their ownership of the Voting Securities immediately before the Business Combination; or

(c) The consummation of a merger or consolidation involving the Corporation where the Corporation is not the surviving entity; or

(d) Any change in the identity of directors constituting a majority of the Board within a twenty-four month period unless the change was approved by a majority of the Incumbent Directors, where "Incumbent Director" means a member of the Board at the beginning of the period in question, including any director who was not a member of the Board at the beginning of such period but was elected or nominated to the Board by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors.

                           X. Effective Date of Plan

     This Plan shall be effective on approval by the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Corporation present or represented and entitled to vote thereon at a duly held shareholder meeting or by unanimous written consent of the shareholders of the Corporation in the manner required by Rule 16b-3.

                      XI. Amendment or Termination of Plan

         The Board in its discretion may terminate this Plan at any time with respect to any shares of Common Stock for which Options have not theretofore been granted. The Board shall have the right to alter or amend this Plan or any



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part hereof from time to time; provided, that no change in any Option heretofore granted may be made which would impair the rights of the Optionee without the consent of such Optionee; and provided, further, that (i) the Board may not make any alteration or amendment which would decrease any authority granted to the Committee hereunder in contravention of Rule 16b-3 and (ii) the Board may not make any alteration or amendment which would materially increase the benefits accruing to participants under the Plan, increase the aggregate number of shares which may be issued pursuant to the provisions of the Plan, change the class of individuals eligible to receive Options under the Plan or extend the term of the Plan, without the approval of the shareholders of the Corporation.

                        XII. Compliance with Section 16

     With respect to persons subject to Section 16 of the 1934 Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the 1934 Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

                    XIII. Exchange Provisions; Governing Law

     The Committee may at any time offer to exchange or buy out any previously granted Option for a payment in cash, Common Stock or another Option, based on the terms and conditions the Committee determines and communicates to the Option holder at the time the offer is made.

         This Plan shall be governed by the laws of the State of Texas.



                            [Signature Page Follows]




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                                AMERICAN PHYSICIANS SERVICE GROUP, INC.


                                 By:  /s/ W.H. Hayes
                                      ------------------------------
                                 W.H. Hayes
                                 Senior Vice President and Secretary